Exhibit 21


                              TAUBMAN CENTERS, INC.
                              LIST OF SUBSIDIARIES
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                                                     JURISDICTION
NAME                                                 OF FORMATION                    DOING BUSINESS AS
----                                                 ------------                    -----------------

Biltmore Shopping Centers Partners                     Arizona                         Biltmore Fashion Park

Fairlane Town Center LLC                               Michigan                        Fairlane Town Center

La Cienega Associates                                  California                      Beverly Center

La Cumbre Shopping Center Associates                   California                      La Cumbre Plaza

Paseo Nuevo Associates                                 California                      Paseo Nuevo

Short Hills Associates                                 New Jersey                      The Mall at Short Hills

Taubman Auburn Hills Associates                        Delaware                        Great Lakes Crossing
        Limited Partnership

MacArthur Shopping Center LLC                          Delaware                        MacArthur Center

The Taubman Company Limited Partnership                Delaware                        The Taubman Company

The Taubman Realty Group Limited                       Delaware                        N/A
        Partnership

TJ Palm Beach Associates                               Delaware                        The Mall at Wellington Green
                                                                                         (under construction)

TRG - Regency Square Associates LLC                    Virginia                        Regency Square

Twelve Oaks Mall Limited Partnership                   Michigan                        Twelve Oaks Mall

Willow Bend Associates Limited Partnership             Delaware                        The Shops at Willow Bend
                                                                                         (under construction)

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